EXECUTION COPY

ENSCO OFFSHORE COMPANY

$190,000,000

United States Government Guaranteed

Ship Financing Obligations, 7500 Series

BOND PURCHASE AGREEMENT

Dated January 22, 2001

BOND PURCHASE AGREEMENT

1. The Bonds	1
2. Agreement to Purchase	2
3. Closing	2
4. Representations and Warranties by the Shipowner and EII	3
5. Expenses	4
6. Conditions to Purchaser's Obligations	5
(A) Opinion of Counsel for the Shipowner	5
(B) Opinion of the Chief Counsel of the Maritime Administration	6
(C) Opinion of Special Counsel for the Purchaser	7
(D) Qualification of Opinions of Counsel	7
(E) Officer's Certificates	7
(F) Indenture Trustee Certificate	8
(G) Legality of Purchase	8
(H) No Events of Default or Indenture Defaults	8
(I) Execution of Documents	8
(J) Sale of Bonds to Other Purchasers	8
(K) Payment of Underwriting Commissions & Fees & Expenses	8
(L) Miscellaneous	8
7. Home Office Payment	8
8. Termination	10
9. Conditions of Shipowner's Obligations	10
10. Free Exchange and Delivery of Bonds	10
11. Survival of Agreements, Representations and Warranties	10
12. Entire Agreement Embodied, Changes, Additional Provisions	11
13. Miscellaneous	11
14. Indemnification	12
15. Contribution	14
16. Consent to Jurisdiction and Service of Process	15
Signatures	17
Schedule 1	17

$190,000,000

United States Government Guaranteed

Ship Financing Obligations, 7500 Series

BOND PURCHASE AGREEMENT

Dated January 22, 2001

To the Purchasers named
in Schedule I hereto

Dear Sirs:

        The undersigned, ENSCO OFFSHORE COMPANY (the “Shipowner”), a Delaware corporation, and ENSCO INTERNATIONAL INCORPORATED (“EII”), a Delaware corporation, hereby agree with each of you (each, a “Purchaser”) as follows:

           1.                         The Bonds. The United States Government Guaranteed Ship Financing Obligations, 7500 Series, due December 1, 2015, referred to above (collectively the “Bonds”) in the aggregate principal amount set forth opposite your name in Schedule I hereto are proposed to be issued and sold by the Shipowner upon fulfillment of the terms and conditions set forth herein. Such Bonds will be issued and sold to aid in financing the construction of one semi-submersible drilling unit now known as ENSCO 7500 (the “Vessel”). The Vessel will be owned by the Shipowner. Such Bonds will be in book-entry form only and will bear interest (calculated on the basis of a 360-day year comprised of twelve 30-day months) from the date of issuance at 6.36 % per annum. Interest is payable semi-annually, on June 1 and December 1 of each year until maturity, commencing June 1, 2001.

                                       The Bonds will be issued under a Trust Indenture (the “Indenture”), dated as of December 15, 1999, between the Shipowner and Bankers Trust Company, a New York banking corporation, as trustee (the “Indenture Trustee”), as supplemented by Supplement No. 1 to Trust Indenture. Payment of the principal of and interest on the Bonds will be fully and unconditionally guaranteed by the United States of America pursuant to the guarantee imprinted on the Bonds (the “Guarantee”) under Title XI (“Title XI”) of the Merchant Marine Act, 1936, as amended and in effect on the Closing Date (the “Act”). The aggregate principal amount of the Bonds to be issued and sold by the Shipowner on the Closing Date (as hereinafter defined) shall not exceed the aggregate principal amount of Bonds eligible for the Guarantees, as determined by the Secretary of Transportation, acting by and through the Maritime Administrator (the “Secretary”). The Guarantees will be endorsed on the Bonds by the Indenture Trustee on behalf of the United States of America pursuant to the authorization contained in the Authorization Agreement (as amended through the Closing Date, the “Authorization Agreement”) between the United States of America and the Indenture Trustee.

                                       Title XI provides that the full faith and credit of the United States of America is pledged to the payment of the Guarantees; that the Guarantees are conclusive evidence of the eligibility of the Bonds for such Guarantees and that the Secretary must find, prior to entering into a commitment to guarantee the Bonds, that the property or project financed by the Bonds will be, in his opinion, economically sound. Title XI also provides that the Secretary, prior to guaranteeing the Bonds, must approve the Shipowner as being responsible and possessing the ability, experience, financial resources, and other qualifications necessary for the adequate operation and maintenance of the Vessel. Accordingly, it is understood that you will not have the responsibility to examine or review independently the financial condition (including the financial statements) of the Shipowner and may rely completely on the Secretary’s determination regarding such financial matters. In regard to the sufficiency of instruments (other than the Authorization Agreement, the Indenture, the Guarantees and the Bonds), documents (other than those addressed to you or required by you pursuant to the terms of this Agreement) and other formalities of the closing, it is further understood that you may rely on the Secretary’s determination that the same are sufficient for the Secretary to execute the Guarantees.

                                       The Bonds, the Indenture, the Guarantees and the Authorization Agreement shall conform in all material respects to the descriptions thereof contained in the Preliminary Offering Circular, dated January 15, 2001, as amended by the Final Offering Circular (the “Offering Circular”), with such changes as may be approved by you or your special counsel and the Secretary.

           2.                         Agreement to Purchase. (A) Subject to the conditions hereinafter set forth, the Shipowner agrees to sell to you, and subject to the terms and conditions hereof and in reliance on the representations and warranties of the Shipowner contained herein, you agree to purchase from the Shipowner on the Closing Date (as hereinafter defined), the Bonds in the principal amount set forth opposite your name in Schedule I hereto at a purchase price equal to 100% of such principal amount thereof.

           (B)                         If you should fail to fulfill your obligation to purchase and pay for any Bond as herein provided, then the Shipowner may on or prior to the Closing Date (as hereinafter defined) arrange for a person or persons (which may be an affiliate of the Shipowner) to take delivery of and pay for the Bonds (or a portion thereof) agreed to be purchased by you, provided that, no action taken pursuant to this paragraph shall relieve you from liability in respect of any default of the Purchaser under this Bond Purchase Agreement. The term “other Purchasers”, “each Purchaser” or “any Purchaser” as used in paragraphs 6(J), 14 and 15 hereof, and the term “Purchasers” used in paragraphs 6(J), 14 and 15 hereof, shall include only the Purchaser and any such person or persons substituted as provided in this paragraph 2(B).

           3.                         Closing. Delivery of the Bonds shall be in book-entry form through the facilities of The Depository Trust Company (“DTC”), at a closing commencing at 9:00 a.m., Eastern time, on January 25, 2001 (the “Closing Date”, which term includes any later date permitted hereby) or such other place or such later business day agreed to by the parties hereto (which date shall not be later than January 30, 2001), against payment therefor in funds immediately available to Bankers Trust Company, as Indenture Trustee, for the benefit of the Lenders (the “Lenders”) under the Credit Agreement dated as of December 15, 1999, as amended through the Closing Date (the “Credit Agreement”, among the Shipowner, such Lenders, Citibank International PLC, as Facility Agent and Citicorp North America, Inc., as Primary Lender Agent (the “Agent”), in repayment of the outstanding principal amount of the Floating Rate Note which is equal to the principal amount of the Bonds to be sold to you on the Closing Date. A single global Fixed Rate Bond dated the Closing Date, authenticated by the Indenture Trustee, guaranteed by the United States of America, and registered in the name of Cede & Co., as the nominee of DTC, and issued in a denomination equal to the principal amount of Bonds to be purchased by you, will be delivered to DTC. Except as you may otherwise direct the Shipowner and the Indenture Trustee, the Indenture Trustee is hereby authorized to receive on your behalf the global Fixed Rate Bond to be delivered to DTC, on your behalf, on the Closing Date, to execute receipt therefor and to transmit such global Fixed Rate Bond to DTC. For the purposes of this Agreement, a “business day” is a day which is not a Saturday, Sunday or bank holiday under the laws of the United States of America or the States of New York and Texas.

           4.                         Representations and Warranties by the Shipowner and EII. Each of the Shipowner and EII represents and warrants to you that:

                     (A)             Each of the Shipowner and EII is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has been duly qualified to do business in, and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires it to be so qualified, has full power, authority and legal right to own its properties and conduct its business as it is presently conducted; and the Shipowner is eligible to receive loan guarantee assistance under Title XI of the Act.

                     (B)             The consummation of the transactions contemplated by, and compliance with the terms and provisions of, this Agreement, the Indenture and the Bonds and any other documents and instruments referred to in any of the foregoing will not result in a breach of any terms or provisions of, or constitute a default under or conflict with or violate any existing indenture, contract, agreement or undertaking of either the Shipowner or EII or by which either the Shipowner or EII is bound or the formation and organizational documents of either the Shipowner or EII or any applicable law, statute, decree, order, rule, judgment or regulation of any court, regulatory body or administrative agency binding on either the Shipowner or EII.

                     (C)             All authorizations, approvals, orders, registrations or filings from or with any governmental or public regulatory body or authority required for the execution, delivery and performance of this Agreement, the Indenture and the Bonds and for the issuance and sale by the Shipowner of the Bonds to you, have been duly obtained or made, or duly applied for and are, or on the Closing Date will be, in full force and effect, and if such further authorizations, approvals, orders, registrations or filings should hereafter become necessary, each of the Shipowner and EII, as applicable, will obtain or make all such authorizations, approvals, orders, registrations or filings. Without limiting the foregoing, it is not necessary to register the Bonds or the Guarantees under the Securities Act of 1933 or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, either for the purpose of the sale of such Bonds to the Purchaser or, as such laws are now in effect, for the purpose of resale of such Bonds by the Purchaser.

                     (D)             This Agreement has been duly authorized, executed and delivered by each of the Shipowner and EII and constitutes, in accordance with its terms, a legal, valid and binding instrument enforceable against each of the Shipowner and EII, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally. On the Closing Date, the Indenture and the Bonds will have been duly authorized, executed and delivered by the Shipowner and will constitute, in accordance with their respective terms, legal, valid and binding instruments enforceable against the Shipowner, except as limited by bankruptcy, insolvency, or other laws affecting the enforcement of creditors' rights generally, and the Bonds will be entitled to the benefits of the Indenture, the Guarantees and the Authorization Agreement.

                     (E)             Each of the Shipowner and EII, as applicable, has full power, authority and legal right (a) to execute and deliver this Agreement, the Indenture and the Bonds, (b) to perform and observe the terms and provisions of each of said documents to be performed or observed by it, (c) to consummate the transactions contemplated thereby, and (d) to own its properties and conduct its business as presently conducted.

                     (F)             No part of the proceeds of the sale of the Bonds will be used by the Shipowner, directly or indirectly, for the purpose of purchasing or carrying any margin security within the meaning of Regulation U (12 C.F.R. Part [207]) of the Board of Governors of the Federal Reserve System.

                     (G)             There is no litigation, proceeding or investigation pending or, to the best of either of the Shipowner's and EII's knowledge, threatened, involving either the Shipowner or EII or any of their respective properties which could, if adversely determined, materially and adversely affect the issuance and sale to you or the validity of the Bonds and the Guarantees or the performance by each of the Shipowner and EII of its obligations under this Agreement, the Indenture or the Bonds.

                     (H)             The Offering Circular does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                     (I)             The Vessel neither is nor will be used for military purposes voluntarily by the Shipowner.

           5.                         Expenses. Whether or not the transactions contemplated hereby are consummated, each of EII and the Shipowner agrees to pay all reasonable fees and expenses incident to the transactions contemplated hereby and by the Offering Circular, including without limitation reasonable fees and expenses (i) of your special counsel (including disbursements) in connection with the transactions contemplated hereby and in connection with any future modifications requested by EII or the Shipowner of this Agreement, the Bonds or the Indenture or any waiver or consent under or in respect of any thereof, (ii) relating to the preparation, printing and filing of, and the performance by either EII or the Shipowner of its obligations under the Offering Circular, this Agreement, and the Indenture (including all instruments constituting exhibits or appendices thereto or annexed thereto), (iii) of preparing any future modification requested by EII or the Shipowner of this Agreement, the Bonds or the Indenture or any waiver or consent under or in respect of any thereof, and of all certificates on behalf of EII or the Shipowner, (iv) for payment of necessary stamp and other taxes, if any, in connection with the original issuance of the Bonds (each of EII and the Shipowner hereby agrees to hold you harmless in respect thereof, such agreement to survive any disposition or payment of the Bonds), (v) of you or any of your affiliates, as agreed between such firm and EII or the Shipowner in connection with the sale of the Bonds and (vi) otherwise relating to the issuance and delivery of the Bonds.

           6.                         Conditions to Purchaser’s Obligations. Your obligation under this Agreement to purchase the Bonds on the Closing Date is subject to the accuracy of and compliance with the representations and warranties of the Shipowner and EII contained in paragraph 4 hereof on and as of the date hereof and on and as of the Closing Date and to the following further conditions:

                   (A)            Opinion of Counsel for the Shipowner. The Shipowner shall have furnished to you the opinion or opinions, addressed to you, the Lenders and the Indenture Trustee and dated the Closing Date of Gardere Wynne Sewell & Riggs, L.L.P., special counsel for the Shipowner and EII, which opinion or opinions shall be satisfactory in form and substance to you, to the effect that:

(1)	Each of the Shipowner and EII is a corporation duly organized, validly existing and in good standing under the laws of its applicable jurisdiction of incorporation.

(2)	Each of the Shipowner and EII, as applicable, has full corporate power, authority and legal right to issue and sell the Bonds to the Purchaser, and to enter into and carry out the terms of this Agreement, the Indenture and the Bonds.

(3)	This Agreement, the Indenture and the Bonds (a) have each been duly authorized by each of the Shipowner and EII, as applicable, and duly executed and delivered by an officer of each of the Shipowner and EII, as applicable, authorized to execute and deliver such agreements and instruments on behalf of either the Shipowner or EII, as applicable, (b) constitute, in accordance with their respective terms, legal, valid and binding instruments enforceable against each of the Shipowner and EII, as applicable, and (c) in the case of the Bonds, have been duly authenticated by the Indenture Trustee and are entitled to the benefits of the Indenture, the Authorization Agreement and the Guarantees.

(4)	The execution, delivery and performance by each of the Shipowner and EII, as applicable of the agreements and instruments referred to in clause (3) hereof do not contravene any provision of the formation and organizational documents of such party or any provision of any existing law, statute, decree, order, judgment, rule or regulation applicable to such party or result in any violation of, or default under, any existing indenture, contract, agreement or other instrument known to such counsel to be binding on such party.

(5)	No approval, consent, order or authorization of or registration with, or notice to any governmental or public body or authority is required to be obtained, effected or given by either the Shipowner or EII in connection with the execution or delivery of, or the performance by either the Shipowner or EII of the agreements or instruments referred to in clause (3) hereof (except such approvals, consents, orders or authorizations as shall have been duly obtained, effected or given and are in full force and effect).

(6)	To the best of such counsel’s knowledge, there is no action, suit, proceeding or investigation pending, or threatened, before any court, administrative agency, arbitrator or governmental body against, or which relates to, either the Shipowner or EII which could, if adversely determined, prevent or materially and adversely affect the performance by either the Shipowner or EII of any of the agreements or instruments referred to in clause (3) hereof.

(7)	The Bonds, as guaranteed, and the Guarantees constitute exempted securities under Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, it is not necessary to register the Bonds or the Guarantees under said Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, either for the purpose of the sale of such Bonds to the Purchaser or, as such laws are now in effect, for the purpose of resale of such Bonds by the Purchaser.

(8)	The Guarantees and the Authorization Agreement have been duly authorized, executed and delivered by the United States of America pursuant to Title XI and constitute legal, valid and binding obligations of the United States of America enforceable in accordance with their respective terms.

(9)	The descriptions in the Offering Circular of statutes, the Indenture, the Bonds and other matters (to the extent they constitute matters of law or legal conclusions) are accurate and fairly summarize the principal terms of such statutes, documents and matters.

(10)	Based upon such counsel’s participation in the preparation of the Offering Circular, but without independent check or verification thereof, no facts have come to such counsel’s attention that have led it to believe that as of its date or as of the Closing Date the Offering Circular (other than any financial statements and related schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which counsel need express no belief), contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(11)	Such other matters as you or your special counsel may reasonably request.

                     (B)             Opinion of the Chief Counsel of the Maritime Administration. Your special counsel shall have received a reproduction copy of the opinion of the Chief Counsel of the Maritime Administration dated the Closing Date, signed by or on behalf of such Chief Counsel, addressed to the Purchaser and the Indenture Trustee, executed copies of which will be delivered to the Indenture Trustee and your special counsel, to the effect that the Guarantees and the Authorization Agreement have been duly authorized, executed and delivered by the United States of America, and constitute legal, valid and binding obligations of the United States of America, enforceable in accordance with their respective terms.

                     (C)             Opinion of Special Counsel for the Purchaser. All corporate proceedings and other legal matters incident to the sale of the Bonds shall be satisfactory in form and substance to Sidley & Austin, special counsel for the Purchaser, and you shall have received the opinion, addressed to you and dated the Closing Date of such special counsel with respect to the matters covered by clauses (7), (8) and (10) of paragraph 6(A) above, and such other matters as you may reasonably request.

                     (D)             Qualification of Opinions of Counsel. In rendering the opinions required by paragraphs (A) and (C) above, special counsel for the Shipowner and special counsel for the Purchaser, respectively, may (i) state that the enforceability of the rights and remedies provided in any agreement or instrument against any particular party is subject to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors’ rights from time to time in effect, (ii) state that the availability of the remedy of specific performance or of injunctive relief or of any other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought, (iii) state that no opinion whatsoever is expressed with respect to the securities laws of any state in which the Bonds have been offered or sold, (iv) assume, insofar as the opinion concerns the legality, validity and binding effect of any agreement or instrument, that such agreement or instrument constitutes a legal, valid and binding obligation of the other parties purportedly obligated thereunder and (v) as to the matters covered by clause (3) of paragraph 6(A) above, may rely upon certificates of officers of the Indenture Trustee delivered on the Closing Date. Counsel for the Shipowner may rely, as to factual matters, upon certificates of officers of the Shipowner satisfactory to said counsel. In rendering the opinion required by paragraph 6(A), above, counsel for the Shipowner may rely, as to the matters covered by clause (8) of paragraph 6(A) with respect to the due authorization, execution and delivery of the Authorization Agreement and the Guarantees, upon the opinion of the Chief Counsel of the Maritime Administration required by paragraph 6(B) above. In rendering the opinion required by paragraph 6(C) above, counsel for the Purchaser may qualify its opinion similarly and rely on said opinion of the Chief Counsel of the Maritime Administration.

                     (E)             Officer’s Certificates. You shall have received (1) a certificate dated the Closing Date signed by the President or a Vice President of the Shipowner to the effect that (a) the Shipowner has performed all agreements and satisfied all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date, (b) the representations and warranties of the Shipowner herein contained are true and correct in all material respects to the same extent as if made on and as of the Closing Date, and (c) the conditions specified in paragraph 6(H) below have been fulfilled and (2) a certificate dated the Closing Date signed by the President or a Vice President of EII to the effect that the representations and warranties of EII herein contained are true and correct in all material respects to the same extent as if made on and as of the Closing Date.

                     (F)             Indenture Trustee Certificate. The Purchaser shall have received a certificate, satisfactory in form and substance to the Purchaser, dated the Closing Date, signed by a Vice President or an Assistant Vice President, Secretary or Assistant Secretary or Treasurer or Assistant Treasurer or a Senior Corporate Trust Officer of the Indenture Trustee, certifying as to the resolutions supporting the Indenture Trustee’s authority to enter into the Indenture and to authenticate the Bonds and certifying the incumbency and titles of the officers executing or having executed the same.

                     (G)             Legality of Purchase. The purchase of the Bonds by you shall not be prohibited under the law of any jurisdiction of the United States to which you are subject on the Closing Date and shall qualify as of the Closing Date as a legal investment for you under all applicable laws.

                     (H)             No Events of Default or Indenture Defaults. The terms of the Indenture shall have been complied with by the Shipowner, and, as of the Closing Date, there shall not exist any condition or event which constitutes, or which after lapse of time or notice or both would constitute, an Indenture Default as defined in the Indenture.

                     (I)             Execution of Documents. The Indenture and the Authorization Agreement shall have been duly executed and delivered, the Bonds shall have been duly executed, delivered and authenticated pursuant to the Indenture and the Authorization Agreement, and the Guarantees shall have been endorsed upon the Bonds and each shall be in full force and effect and shall conform in all material respects to the descriptions thereof contained in the Offering Circular (with such changes as shall have been approved by you or your special counsel and the Maritime Administration).

                     (J)             Sale of Bonds to Other Purchasers. Concurrently with the sale and delivery of the Bonds to be purchased by you on the Closing Date, the Shipowner may, as contemplated by the provisions of paragraph 2(B) hereof, sell to the other Purchasers the Bonds to be purchased by them on the Closing Date.

                     (K)             Payment of Underwriting Commissions & Fees & Expenses. You shall have received from EII or the Shipowner, in immediately available funds, all underwriting commissions and fees and all other expenses to be paid under that certain engagement letter dated May 7, 1999 among you, Ensco Offshore Company and Ensco International Incorporated.

                     (L)             Miscellaneous. All agreements herein contained to be performed on the part of the Shipowner at or prior to the Closing Date shall have been performed.

                                       If any of the conditions specified in this paragraph 6 shall not have been fulfilled by the Shipowner and EII, as applicable, when and as required by this Agreement to be fulfilled, this Agreement and all of your obligations hereunder may be canceled on, or at any time prior to, the Closing Date by you. Notice of such cancellation shall be given to the Shipowner in writing, or by telegraph or telephone confirmed in writing.

           7.                         Home Office Payment. Payments of principal of and interest on the Bonds will be made by the Shipowner through the Indenture Trustee to DTC (or its successor as depository), unless Bonds in definitive registered form (the “Definitive Bonds”) are issued in the limited circumstances described in the Indenture. So long as you shall hold any of the Definitive Bonds in your name (or in the name of your nominee, if you shall have given the Shipowner and the Indenture Trustee written notice as to the name and address of each nominee), the Shipowner will cause to be paid to you (or to such nominee) all amounts due on such Bonds in accordance with all of the following:

                     (A)             Interest on all such Bonds shall, except as provided below, be paid through the Indenture Trustee by mailing a check to you (or such nominee) at your last address appearing on the Obligation Register (as defined in the Indenture) or Schedule I (or at the address of such nominee furnished in writing as aforesaid) or at such other address as from time to time you have theretofore furnished in writing, without presentment of such Bonds.

                     (B)             Upon redemption in whole of any such Bond and upon the maturity of any such Bond, the principal (and premium, if any) and interest due thereon shall be paid to you (or such nominee) upon surrender of such Bond, by mail or other means to the Indenture Trustee at the office of the Indenture Trustee set forth in the Special Provisions of the Indenture.

                     (C)             Upon the redemption in part of any such Bond, pursuant to any of the terms of the Indenture, the principal (and premium, if any) and interest due upon such redemption shall, except as provided below, be paid to you (or such nominee) at the address referred to in paragraph (A), above, without presentment of such Bonds.

                     (D)             Payments referred to in the preceding paragraphs (A) and (C) shall be made by the Indenture Trustee or any paying agent for the Bonds by mailing to you (or such nominee) a check, first class postage prepaid, unless you so request by written notice received by the Indenture Trustee at least three (3) business days prior to any such date of payment (which notice shall be effective until rescinded or changed by like notice) such payments shall be made to you (or such nominee), without presentment of such Bonds in immediately available funds either (i) by crediting the amount thereof to an account maintained by you or such nominee with the Indenture Trustee, or (ii) by transferring such amount by wire to such other commercial bank in the United States as shall be specified in such written notice for credit to an account maintained by you or such nominee with such bank. If Schedule I hereto contains a wire transfer address for the Purchaser, such Schedule will constitute the written notice referred to above, and shall, until the Purchaser indicates otherwise by similar written notice, apply to all payments of interest, all payments of premium and all payments of principal (whether upon partial redemption or at maturity) at any time the Bonds are in definitive form. Any such payments by wire transfer shall be made in the manner specified in Schedule I hereto. Prior to any sale, assignment or transfer by you (or any such nominee) of any such Bond in definitive form in respect to which a principal payment has been made in the manner provided in paragraph (C), you agree that you will either (i) cause a proper notation of all such principal payments to be made on such Bond or (ii) present such Bond to the Indenture Trustee so that it may make such notation.

           The provisions of this paragraph 7 shall apply to you, to any of your affiliates to whom you shall transfer all or any part of the Bonds, and to any subsequent transferee of all or any part of the Bonds.

           8.                         Termination. You shall have the right to cancel your obligation to purchase the Bonds if there shall have occurred any of the following:

(i)	A general banking moratorium shall have been established by any United States federal authorities, New York or, Texas State authorities or District of Columbia authorities; or

(ii)	There shall have been an outbreak or escalation of hostilities involving the United States or any calamity or crisis having an effect on the financial markets or the market for the Bonds and other similar securities that, in the reasonable judgment of the Purchaser, makes it impracticable to proceed with the offering or the delivery of such Bonds as contemplated herein and by the related Offering Circular; or

(iii)	Any event involving a default on securities issued by or on a financial guarantee issued by the United States government, including, without limitation, the Guarantees, shall have occurred which, in the reasonable judgment of the Purchaser, makes it impracticable to proceed with the offering or the delivery of the Bonds as contemplated herein and by the Offering Circular.

           9.                         Conditions of Shipowner's Obligations. The obligation of the Shipowner to sell and deliver the Bonds under this Agreement on the Closing Date are subject to all of the following conditions:

                     (A)             On the Closing Date all the Bonds to be delivered on said date by the Shipowner shall have simultaneously been purchased by the Purchaser, subject to the provisions of paragraph 2(B) hereof.

                     (B)             On or before the Closing Date (i) the Secretary shall have duly authorized the execution and delivery of the Guarantees of the Bonds and shall have duly executed and delivered the Authorization Agreement; and (ii) the Indenture Trustee shall have duly executed and delivered the Indenture and the Authorization Agreement relating to the Bonds.

           10.                         Free Exchange and Delivery of Bonds. Notwithstanding anything in the Indenture to the contrary, the Shipowner will pay the costs of all deliveries of Bonds from your home office to the Indenture Trustee for any exchange provided for in Section 2.10 of Exhibit I to the Indenture, and the cost of delivering to your home office all Bonds issued on any such exchange. The cost of delivery shall include the cost of insurance against loss or theft in amounts satisfactory to you, and, anything in the Indenture to the contrary notwithstanding, no charge to you (other than for transfer taxes, if any) shall be made for any exchange or delivery provided for in this paragraph 10.

           11.                         Survival of Agreements, Representations and Warranties. All agreements, representations and warranties contained herein and in certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and the sale of the Bonds regardless of any investigation at any time made by you or on your behalf, and (except as provided in paragraph 5 hereof) shall terminate upon the payment in full of all the Bonds, whether by the Shipowner or by the United States of America in accordance with the Guarantees, except for EII’s or the Shipowner’s obligations pursuant to paragraph 5 above if same has not been satisfied.

           12.                         Entire Agreement Embodied, Changes, Additional Provisions. This Agreement embodies the entire agreement and understanding among EII, the Shipowner and you relating to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. This Agreement or any term hereof may not be changed, waived, discharged, or terminated orally, but may be changed, waived, discharged, or terminated only by a written instrument signed by the party against whom enforcement of the change, waiver, discharge or termination is sought and with the written consent of the Secretary.

           13.                         Miscellaneous.

                     (A)             Except as otherwise expressly provided in this Agreement, (i) whenever notice is required by the provisions hereof to be given to the Shipowner, such notice shall be in writing addressed to Ensco Offshore Company, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792, Attn: Vice President - Treasurer (ii) whenever notice is required by the provisions hereof to be given to EII, such notice shall be in writing addressed to Ensco International Incorporated, 2700 Fountain Place, 1445 Ross Avenue, Dallas, Texas 75202-2792, Attn: Vice President - Treasurer and (iii) whenever notice is required by the provisions of this Agreement to be given to you, such notice shall be in writing addressed to you at your address set forth in Schedule I hereto or any other address specified in a written notice to the Shipowner.

                     (B)             This Agreement is made solely for the benefit of you, the Shipowner and your and its respective successors and assigns, and no other person shall acquire or have any right under, or by virtue of, this Agreement.

                     (C)             If this Agreement shall be canceled or terminated by you because of nonfulfillment of the conditions set forth in paragraph 6 hereof or because of the Shipowner's failure to comply on or before the Closing Date with the conditions precedent set forth herein, or for reasons beyond the Shipowner's control, neither EII or Shipowner shall have any further obligations or liability hereunder to you except that (i) EII and/or the Shipowner will reimburse you for out-of-pocket expenses reasonably incurred by you (including reasonable fees and disbursements of your counsel and interest on funds forwarded by you for delivery on the Closing Date to purchase Bonds, such interest to be at the rate borne by the Bonds for the period from the proposed Closing Date to the date on which such funds are returned to you) and (ii) any obligations of EII or the Shipowner under paragraphs 14, 15 or 16 shall survive such cancellation or termination.

                     (D)             The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                     (E)             This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its principles of conflicts of law other than Section 5-1401 of the New York General Obligations Law).

                     (F)             This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     (G)             This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

           14.                         Indemnification. (A) Each of the Shipowner and EII shall jointly and severally indemnify and hold harmless each Purchaser and each person, if any, who controls the Purchaser within the meaning of the Securities Act or within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, a “Shipowner Indemnified Person”) from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Shipowner Indemnified Person may become subject, under the Securities Act, Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Shipowner Indemnified Person for any legal or other expenses reasonably incurred by that Shipowner Indemnified Person in connection with preparing to defend or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided that neither the Shipowner nor EII shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact in, or omission or alleged omission from the Offering Circular or any such amendment or supplement in reliance upon and in conformity with written information relating to a Purchaser and furnished to the Shipowner or EII by such Purchaser specifically for use therein.

                     (B)             Each Purchaser, severally and not jointly, shall indemnify and hold harmless the Shipowner and each person, if any, who controls the Shipowner within the meaning of the Securities Act or the Exchange Act (each, a "Purchaser Indemnified Person"), against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such Purchaser Indemnified Person may become subject, under the Securities Act, Exchange Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information relating to a Purchaser and furnished to the Shipowner by that Purchaser specifically for use in the Offering Circular, and shall reimburse the Shipowner for any legal or other expenses reasonably incurred by the Shipowner in connection with preparing to defending against or appearing as third party witness in connection with any such loss, claim, damage, liability or action as such expenses and incurred, it being understood and agreed that the only such information furnished by any such Purchaser consists of the information concerning the intention, if any, of the Purchasers to make a market in the Bonds and the identity of the Purchaser and its affiliates as described under the heading "Selling Arrangements" in the Offering Circular.

                     (C)             Promptly after receipt by a Shipowner Indemnified Person or a Purchaser Indemnified Person (each, an “Indemnified Person”) under this paragraph 14 of notice of any claim or the commencement of any action or proceeding (including a governmental investigation), such Indemnified Person will, if a claim in respect thereof is to be made against the Shipowner and EII, or the Purchaser under this paragraph 14, notify each applicable indemnifying party in writing of the claim or the commencement of such action; provided, however, that the failure to notify such indemnifying party (i) will not relieve the indemnifying party from any liability under this paragraph 14 unless and except to the extent such indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of any substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability which it may have to an Indemnified Person otherwise than under this paragraph 14. In case any such claim or action is brought against any Indemnified Person and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that they may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person; provided, however, that if the defendants in any such action include both the indemnifying party and the Indemnified Person and the Indemnified Person shall have reasonably concluded based upon a written opinion of counsel that there may be one or more legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such Indemnified Person or Persons and such Indemnified Person or Persons shall have the right to select separate counsel to defend such action on behalf of such Indemnified Person or Persons. After notice from an indemnifying party to such Indemnified Person of its election to assume the defense of such claim or action, and approval by such Indemnified Person of counsel appointed to defend such action, the indemnifying party will not be liable to such Indemnified Person under this paragraph 14 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, unless (i) the Indemnified Person shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the Indemnified Persons under this paragraph 14 who are parties to such action or actions) or (ii) the indemnifying party has authorized the employment of counsel for the Indemnified Person at the expense of the indemnifying party. Each Indemnified Person, as a condition of the indemnity agreements contained in paragraphs 14(A) and 14(B), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of such action or claim. After such notice from the indemnifying party to such Indemnified Person, the indemnifying party will not be liable for the costs and expenses of any settlement of any such action effected by such Indemnified Person without the consent of the indemnifying party (which consent shall not, in light of such action and the defenses available to the indemnified party, be unreasonably withheld), unless such Indemnified Person waived its rights under this paragraph 14 in which case the Indemnified Person may effect such a settlement without such consent. Neither the Shipowner nor EII will, without the prior written consent of a Shipowner Indemnified Person, which consent will not be unreasonably withheld, settle or compromise, or consent to the entry of any judgment with respect to, any pending or threatened claim, action, suit or proceeding unless such settlement, compromise, or consent includes an unconditional release of each Shipowner Indemnified Person (reasonably satisfactory to each such Indemnified Person) from all liability arising out of such claim, action, suit or proceeding.

                     (D)             The obligations of the Shipowner, EII and the Purchasers in this paragraph 14 and in paragraph 15 are in addition to any other liability which the Shipowner, EII or the Purchasers, as the case may be, may otherwise have.

           15.                         Contribution. If the indemnification provided for in paragraph 14 is unavailable or insufficient to hold harmless an Indemnified Person under paragraph 14(A) or (B), then each indemnifying party shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as is appropriate to reflect the relative benefits received by the Shipowner and EII on the one hand and the Purchasers on the other from the offering of the Bonds. If the allocation provided by the immediately preceding sentence is unavailable for any reason, then each indemnifying party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Shipowner and EII on the one hand and any Purchaser on the other with respect to the statements or omissions in the Offering Circular which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Shipowner and EII on the one hand and the Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds purchased under this Agreement (before deducting expenses) received by the Shipowner bear to the total underwriting discounts and commissions received by the Purchasers with respect to the Bonds purchased under this Agreement. The Shipowner, EII and each Purchaser agree that it would not be just and equitable if contributions pursuant to this paragraph 15 were to be determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an Indemnified Person as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph 15 shall be deemed to include, for purposes of this paragraph 15, any legal or other expenses reasonably incurred by such Indemnified Person in connection with defending any such action or claim. Notwithstanding the provisions of this paragraph 15, no Purchaser shall be required to contribute any amount in excess of the amount of the total underwriting discounts and commissions received by the Purchasers with respect to the Bonds purchased under this Agreement, less the amount of any damages which such Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. To the extent the Shipowner sells Bonds to other Purchasers as contemplated by paragraph 2(B), the Purchasers’ obligations to contribute as provided in this paragraph 15 are several in proportion to their respective underwriting obligations and not joint.

           16.                         Consent to Jurisdiction and Service of Process. (A) Each of the Shipowner and EII irrevocably submits to the jurisdiction of any Federal court (or, if such court refuses to take jurisdiction, any New York State Court) located in the Borough of Manhattan, City of New York, State of New York over any suit, action or proceeding arising out of or relating to this Agreement. Each of the Shipowner and EII irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each of the Shipowner and EII agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon it and may be enforced in the courts of New York or any other courts to the jurisdiction of which either the Shipowner or EII is subject, by a suit upon judgment.

                     (B)             Each of the Shipowner and EII will, until the later of (i) the date 10 years from the date hereof and (ii) the date on which any litigation arising out of this Agreement or the transactions contemplated hereby and which is pending at the date referred to in clause (i) of this paragraph 16(B) has been settled or is the subject of a final non-appealable judgment, have an authorized agent in the State of New York upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement. Service of process upon such agent and written notice of such service mailed or delivered to the each of the Shipowner and EII, as applicable, shall, to the extent permitted by law, be deemed in every respect effective service of process upon the Shipowner and EII, as applicable, in any such suit, action or proceeding. Each of the Shipowner and EII hereby irrevocably appoints CT Corporation System whose address is, as of the date hereof, 111 Eighth Avenue, New York, New York 10011, United States of America, as its agent for such purpose and covenants and agrees that service of process in any such suit, action or proceeding may be made upon it at the office of such agent at said address (or at such other address in the State of New York as either the Shipowner or EII may designate by written notice to the Purchaser).

                     (C)             Each of the Shipowner and EII hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraphs by service upon such agent together with the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested or by private courier, prepaid, to the address of such party as set forth in Section 13(A) or to any other address of which the Shipowner or EII shall have given written notice to the Purchaser. Each of the Shipowner and EII hereby irrevocably waives, to the fullest extent permitted by law, all claim of error by reason of any such service (but does not waive any right to assert lack of subject matter jurisdiction) and agrees that such service and mailing (i) shall be deemed in every respect effective service of process upon the Shipowner or EII, as applicable, in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service.

                                       If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterparts of this Agreement, retain one counterpart for your records and return the other counterparts to the Shipowner, whereupon this Agreement shall become a binding contract among you, the Shipowner and EII.

Very truly yours, ENSCO OFFSHORE COMPANY
By:
Name:
Title:

ENSCO INTERNATIONAL INCORPORATED (as to paragraphs4, 5, 6(E), 6(K) and 11-16 only)
By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written SALOMON SMITH BARNEY INC. By: Name: Title:

SCHEDULE I

All payments on account of the Fixed Rate
Bonds in definitive form held by such
purchaser shall be made by wire transfer of
immediately available funds not later than
12:00 noon on the date payment is due for
credit to the account designated by such
purchaser from time to time. Each such wire
transfer shall set forth the name of the Shipowner
and the coupon rate of the Bonds.

Aggregate Principal Amount of Bonds To Be Purchased $190,000,000
Purchaser

SALOMON SMITH BARNEY INC

Bank One, NA, having its principal office
in Chicago, Illinois Account Name: Salomon Brothers Inc.
Account #: 514332
ABA#: 071 00013
Ref: ENSCO Offshore Company

Addresses for all communications and
notices,

Salomon Smith Barney Inc
390 Greenwich Street
4th Floor
New York, New York 10013
Attention: James Brodt
Telephone: (212) 723-6225
Fax: (212) 723-8677